UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 5, 2012

INTEGRATED FREIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8374 Market Street, #478, Bradenton, FL 34202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-320-0789

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

Effective June 30, 2012, we sold all of the common stock of our subsidiary, Cross Creek Trucking, Inc., to Deep South Capital LLC for $1.  Cross Creek Trucking had no operations,  no assets not subject to security interests and liabilities of  approximately $2.2 million.  We issued 5,000,000 shares of our common stock, valued at $25,000 based on the closing price of our common stock reported on OTCMarkets.com on that date, to Deep South Capital as an inducement for its purchase of our subsidiary.  We do not expect to incur any future cost associated with the disposal of Cross Creek Trucking.

Effective June 30, 2012, we sold all of the common stock of our subsidiary, Triple C Transport, Inc., to Deep South Capital LLC for $1.  Triple C Transport had no operations,  no assets and liabilities of approximately $1.8 million.  We issued 5,000,000 shares of our common stock, valued at $25,000 based on the closing price of our common stock reported on OTCMarkets.com on that date, to Deep South Capital as an inducement for its purchase of our subsidiary.  We do not expect to incur any future cost associated with the disposal of Triple C Transport.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We have approved the following issues of, but have not yet issued, shares of our common stock:

Name of purchaser	Number of Shares	Consideration
Fuselier and Co., Inc.	12,500,000	Consulting services (1)
Henry P. Hoffman	10,000,000	Settlement – see Item 8.01, below
Jackson L. Morris	5,000,000 shares	Settlement – see Item 8.01, below
Matthew Veal	5,000,000 shares	Settlement – see Item 8.01, below
Deep South Capital LLC	5,000,000 shares	Sale of Cross Creek subsidiary
Deep South Capital LLC	5,000,000 shares	Sale of Triple C subsidiary

(1)  See periodic report on Form 8-K for the event date of August 2, 2012 for information about the Agreement to Provide Consulting Services.

We have undertaken an obligation to authorize and issue the following shares of convertible preferred stock.  Authorization of the preferred stock requires an amendment of our Articles of Incorporation, subject to distribution of an information statement on Schedule 14C.

Name of purchaser	Number of Shares	Consideration
T. Mark Morris	40,000,000	Settlement – see Item 8.01, below
Monte W. Smith	50,000,000	Settlement – see Item 8.01, below

We negotiated the sale of our common stock and preferred stockdirectly with each purchaser identified above.  No broker-dealer or finder was involved in any of these transactions and we paid no commissions or fees or other compensation.  We did not receive any cash proceeds from such sales.  We have relied on Section 4(2) of the Securities Act for an exemption from registration.

Section 8 - Other Events

Item 8.01 Other Events.

 We have settled the financial obligations identified below:

Name of Creditor	Amount of Obligation	Nature of Obligation	Nature of Settlement	Date
Henry P. Hoffman	$120,000	Accrued compensation	(1)	September 30, 2012
Jackson L. Morris	$500,000	Accrued compensation	(2)	September 30, 2012
Matthew Veal	$60,000	Accrued compensation	(3)	September 30, 2012
T. Mark Morris	$217,000	Note Payable	(4)	September 30, 2012
Monte W. Smith	$250,000	Note Payable	(5)	September 30, 2012

(1)  10,000,000 shares of common stock paid September 30,2012.
(2)  5,000,000 shares of common stock paid September 30, 2012.
(3)  5,000,000 shares of common stock paid September 30,2012.
(4)  40,000,000 shares of convertible preferred stock, to be authorized.
(5)  50,000,000 shares of convertible preferred stock, to be authorized.

Section 9 - Financials and Exhibits

Item 9.01 Financials and Exhibits

   (d) Exhibits

Exhibit No.	Description
10.1	Engagement Agreement for Consulting Services
10.2	Stock Purchase Agreement
10.3	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Integrated Freight Corporation

Date: October 5, 2012	By:	/s/ David N. Fuselier
David N. Fuselier
Chairman/Chief Executive Officer